     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 1997

                                                      REGISTRATION NO. 333-24137
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                            WESTBRIDGE CAPITAL CORP.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                          6300                         73-1165000
 (State or other jurisdiction    (Primary Standard Industrial          (I.R.S. Employer
       of incorporation)          Classification Code Number)         Identification No.)

                             ---------------------

               777 MAIN STREET                              PATRICK J. MITCHELL
           FORT WORTH, TEXAS 76102                    EXECUTIVE VICE PRESIDENT, CHIEF
                (817) 878-3300                        FINANCIAL OFFICER AND TREASURER
 (Address, including zip code, and telephone              WESTBRIDGE CAPITAL CORP.
 number, including area code, of Registrant's                 777 MAIN STREET
         principal executive offices)                     FORT WORTH, TEXAS 76102
                                                               (817) 878-3300
                                                  (Name, address, including zip code, and
                                                             telephone number,
                                                 including area code of agent for service)

                             ---------------------
                                with copies to:

            ROBERT S. REDER, ESQ.                         JAY R. SCHIFFERLI, ESQ.
       MILBANK, TWEED, HADLEY & MCCLOY                    KELLEY DRYE & WARREN LLP
           1 CHASE MANHATTAN PLAZA                            2 STAMFORD PLAZA
           NEW YORK, NEW YORK 10005                          281 TRESSER BLVD.
                (212) 530-5000                          STAMFORD, CONNECTICUT 06901
                                                               (203) 324-1400

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

     This Amendment No. 2 to the Form S-1 Registration Statement under the Securities Act of 1933 filed by the Registrant on March 28, 1997, as amended by Amendment No. 1 to Form S-1 Registration Statement under the Securities Act of 1933 filed by the Registrant on April 8, 1997 (as so amended, the "Registration Statement") is being filed to amend Item 13 of the Registration Statement to include certain expenses related to the issuance and distribution of the Convertible Subordinated Notes being registered thereby and to amend Item 16 of the Registration Statement to file certain exhibits which were not previously filed.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the fees and expenses payable in connection with the sale of the Convertible Subordinated Notes and the Common Stock being registered. The Company will pay all such fees and expenses. All amounts are estimates except for the filing and listing fees.


SEC Registration Fee........................................  $ 23,611.00
NASD filing fees............................................     8,291.74
Blue Sky fees and expenses..................................    10,000.00
Accounting fees and expenses................................   100,000.00
Legal fees and expenses.....................................   250,000.00
Printing and engraving fees and expenses....................   150,000.00
Trustee's fees and expenses.................................     8,000.00
Miscellaneous fees and expenses.............................    10,097.26
                                                              -----------
          Total.............................................  $560,000.00
                                                              ===========



ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Section 145 of the Delaware General Corporation Law permits ("DGCL") a Delaware corporation to indemnify any of its directors, officers, employees and agents of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against actual and reasonable expenses (including attorneys' fees) incurred by such person in connection with any action, suit or proceeding if (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Except as ordered by a court, no indemnification shall be made in connection with any proceeding brought by or in the right of the Company where the person involved is adjudged to be liable to the Company.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring the Company's officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

     Article V of the By-Laws of the Company provides for indemnification of the directors and officers of the Company to the full extent permitted by law, as now in effect or later amended.

     Article V of the Certificate of Incorporation limits under certain circumstances the liability of the Company's directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL), or (iv) for any transaction from which the director derived an improper personal benefit.

     At present, there is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer, director, or employee of the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     On April 12, 1994, Westbridge issued 20,000 shares of its Series A Cumulative Convertible Exchangeable Redeemable Preferred Stock (the "Series A Preferred Stock") with a liquidation preference of $1,000 per share. Such shares were privately placed by Oppenheimer & Co., Inc., ("Oppenheimer"), as placement agent with "accredited investors" (as defined in Regulation D promulgated under the Securities Act of 1933, as amended) and such sale was, pursuant to the provision of Rule 506, exempt from the registration requirements under the Securities Act of 1933, as amended. Westbridge received approximately $20.0 million in cash from the sale of the Series A Preferred Stock and, from this amount, paid to Oppenheimer a fee of $800,000 and certain other expenses estimated at $197,500. In addition, Westbridge issued to Oppenheimer warrants to purchase 120,000 shares of Common Stock at $8.75 per share, subject to adjustment as described therein.

     On December 22, 1995 the Company issued a 10% Senior Note due 2002 (the "Senior Note") in the aggregate principal amount of $1.0 million to the Chairman of the Board of Directors. In connection with the Senior Note issuance, the Company also issued a Common Stock Purchase Warrant for 135,501 shares of Common Stock at an exercise price of $7.38 per share. This transaction was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. Westbridge received $1.0 million in cash from the sale of the Senior Note.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS.

     The following exhibits are filed herewith. Exhibits incorporated by reference are indicated in the parentheses following the description.


         1.1*            -- Form of Underwriting Agreement.
         3.1             -- Restated Certificate of Incorporation of Westbridge filed with the Secretary of State of Delaware on July 28, 1994
                            (incorporated by reference to Exhibit 3.1 to Amendment
                            No. 1 to the Company's Registration Statement No.
                            33-81380 on Form S-1).
         3.2             -- By-Laws of Westbridge, effective as of June 24, 1994
                            (incorporated by reference to Exhibit 3.2 to Amendment
                            No. 1 to the Company's Registration Statement No.
                            33-81380 on Form S-1).
         4.1*            -- Form of Indenture between Westbridge and First Union
                            National Bank, as Trustee relating to the     %
                            Convertible Subordinated Notes, including form of
                            Convertible Subordinated Note.
         4.2             -- Specimen Certificate for Westbridge Common Stock
                            (incorporated by reference to Exhibit 4.1 to Amendment
                            No. 1 to the Company's Registration Statement No. 2-78200
                            on Form S-1).
         4.3             -- Indenture between Westbridge and Liberty Bank & Trust
                            Company of Oklahoma City, National Association, as
                            Trustee, relating to the 11% Senior Subordinated Notes
                            due 2002, including form of Senior Subordinated Note
                            (incorporated by reference to Exhibit 2 to the Company's
                            Form 8-A dated July 19, 1995).
         4.4*            -- Form of Underwriters' Warrant Agreement
         5.1*            -- Opinion of Milbank, Tweed, Hadley & McCloy regarding
                            legality of the Notes and the Common Stock.
        10.1             -- Westbridge Employee Incentive Stock Option Plan
                            (incorporated by reference to Exhibit 10.1 to Amendment
                            No. 1 to the Company's Registration Statement No. 2-78200
                            on Form S-1).
        10.2             -- Description of Cash Bonus Plan (incorporated by reference to the Company's Annual Report on Form 10-K for the year
                            ended December 31, 1988).

  10.3             -- Westbridge 1985 Stock Option Plan (incorporated by
                      reference to Exhibit 10.7 to the Company's Registration Statement No. 33-3577 on Form S-1).
  10.4             -- Amendment No. 1 to the 1985 Employee Incentive Stock
                      Option Plan of Westbridge (incorporated by reference to Exhibit 10.8 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1986).
  10.5             -- Amendment No. 2 to the 1985 Employee Incentive Stock
                      Option Plan of Westbridge (incorporated by reference to Exhibit 10.9 to the Company's Annual Report on Form 10-K for the year ended December 31, 1987).
  10.6             -- Amendment No. 3 to the 1985 Employee Incentive Stock
                      Option Plan of Westbridge (incorporated by reference to Exhibit 10.10 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1988).
  10.7             -- Stockholders' Agreement dated April 2, 1988, by and among the Company and the other stockholders of LifeStyles Marketing Group, Inc., named therein, as amended (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1988).
  10.8             -- Supplement to General Agent's Agreement with Phillip D.
                      Elkins as amended on February 8, 1990 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1990).
  10.9             -- Assumption Reinsurance Agreement, dated June 20, 1991, by and among National Foundation Life Insurance Company and Bankers Protective Life Insurance Company (incorporated by reference to Exhibit 2 to the Company's Report on Form 8-K dated August 27, 1991).
  10.10            -- Assumption Reinsurance Agreement dated September 16,
                      1992, by and among National Foundation Life Insurance Company and American Integrity Insurance Company (incorporated by reference to Exhibit 2 of the Company's Current Report on Form 8-K dated September 25, 1992).
  10.11            -- Westbridge 1992 Stock Option Plan (incorporated by
                      reference to Exhibit 28.4 to the Company's Registration Statement No. 33-55192 on Form S-8).
  10.12            -- First Amendment to the 1992 Stock Option Plan
                      (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1992).
  10.13            -- Second Amendment to the 1992 Stock Option Plan
                      (incorporated by reference to Exhibit 10.21 to Amendment No. 1 to the Company's Registration Statement No. 33-31830 on Form S-1).
  10.14            -- Preferred Stock Purchase Agreement dated as of April 1,
                      1994 by and between Westbridge Capital Corp. and each of the purchasers named on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated April 26,
                      1994).
  10.15            -- Amended and Restated Receivables Purchase and Sale
                      Agreement dated as of November 14, 1996 between National Foundation Life Insurance Company, National Financial Insurance Company, American Insurance Company of Texas, Freedom Life Insurance Company of America and Health Care-One Insurance Agency, Inc., and Westbridge Funding Corporation (incorporated by reference to Exhibit 10.15 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

  10.16            -- Non-Insurance Company Sellers Receivables Purchase and
                      Sale Agreement dated as of November 14, 1996 between Health Care-One Insurance Agency, Inc., Health Care-One Marketing Group, Inc., LSMG, Inc., Senior Benefits of Texas, Inc. and Westbridge Marketing Corporation and Westbridge Funding Corporation (incorporated by reference to Exhibit 10.16 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).
  10.17            -- Credit Agreement dated as of December 28, 1995 between
                      Westbridge Funding Corporation and Fleet National Bank of Connecticut (incorporated by reference to Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).
  10.18            -- First Amendment and Waiver to the Credit Agreement, dated as of May 17, 1996, between Westbridge Funding Corporation and Fleet National Bank (incorporated by reference to Exhibit 10.18 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).
  10.19            -- Second Amendment and Waiver to the Credit Agreement,
                      dated as of November 14, 1996, between Westbridge Funding Corporation and Fleet National Bank (incorporated by reference to Exhibit 10.19 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).
  10.20            -- Guaranty Agreement dated as of December 28, 1995 by
                      Westbridge Capital Corp. In favor of Fleet National Bank of Connecticut (incorporated by reference to Exhibit
                      10.19 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).
  10.21            -- First Amendment to the Guaranty Agreement, dated as
                      November 14, 1996, by Westbridge Capital Corp. in favor of Fleet National Bank (incorporated by reference to Exhibit 10.21 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).
  10.22            -- Security Agreement dated as of December 28, 1995 by
                      Westbridge Funding Corporation for the benefit of Fleet National Bank of Connecticut (incorporated by reference to Exhibit 10.20 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).
  10.23            -- Westbridge Capital Corp. 10% Senior Note Due 2002 dated
                      December 22, 1995 (incorporated by reference to Exhibit
                      10.21 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).
  10.24            -- Warrant to Purchase Common Stock of Westbridge Capital
                      Corp. dated December 22, 1995 (incorporated by reference to Exhibit 10.22 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).
  10.25            -- Master General Agent's Contract by and between American
                      Insurance Company of Texas and National Farm & Ranch Group, Inc., effective the 1st day of September, 1994 (incorporated by reference to Exhibit 10.25 to Amendment No. 2 to the Company's Registration Statement No. 33-81380 on Form S-1, as filed on August 9, 1996).
  10.26            -- Master General Agent's Contract by and between National
                      Financial Insurance Company and National Farm & Ranch Group, Inc., effective as of the 1st day of June, 1995 (incorporated by reference to Exhibit 10.26 to Amendment No. 2 to the Company's Registration Statement No. 33-81380 on Form S-1, as filed on August 9, 1996).

        10.27            -- Master General Agent's Contract by and between National
                            Foundation Life Insurance Company and National Farm &
                            Ranch Group, Inc., effective as of the 1st day of
                            September, 1994 (incorporated by reference to Exhibit
                            10.27 to Amendment No. 2 to the Company's Registration
                            Statement No. 33-81380 on Form S-1, as filed on August 9,
                            1996).
        10.28            -- Master General Agent's Contract by and between American
                            Insurance Company of Texas and Cornerstone National
                            Marketing Corporation, effective as of the 19th day of
                            October, 1994 (incorporated by reference to Exhibit 10.28
                            to Amendment No. 2 to the Company's Registration
                            Statement No. 33-81380 on Form S-1, as filed on August 9,
                            1996).
        10.29            -- Master General Agent's Contract by and between National
                            Financial Insurance Company and Cornerstone National
                            Marketing Corporation, effective as of the 19th day of
                            October, 1994 (incorporated by reference to Exhibit 10.29
                            to Amendment No. 2 to the Company's Registration
                            Statement No. 33-81380 on Form S-1, as filed on August 9,
                            1996).
        10.30            -- Master General Agent's Contract by and between National
                            Foundation Life Insurance Company and Cornerstone
                            National Marketing Corporation, effective as of the 19th
                            day of October, 1994 (incorporated by reference to
                            Exhibit 10.30 to Amendment No. 2 to the Company's
                            Registration Statement No. 33-81380 on Form S-1, as filed
                            on August 9, 1996).
        10.31            -- Master General Agent's Contract by and between Freedom
                            Life Insurance Company of America and John P. Locke,
                            d.b.a. 1ST MILLION, dated the 31st day of May 1996
                            (incorporated by reference to Exhibit 10.31 to Amendment
                            No. 2 to the Company's Registration Statement No.
                            33-81380 on Form S-1, as filed on August 9, 1996).
        10.32            -- Westbridge Capital Corp. 1996 Restricted Stock Plan
                            (incorporated by reference to the Company's Proxy
                            Statement for the Annual Meeting of Stockholders of the
                            Company held on May 30, 1996).
        10.33            -- Form of Pledge Agreement between Westbridge Capital Corp.
                            and Fleet National Bank of Connecticut (incorporated by
                            reference to Exhibit 10.33 to Amendment No. 2 to the
                            Company's Registration Statement No. 33-81380 on Form
                            S-1, as filed on August 9, 1996).
        10.34            -- Reinsurance Agreement between National Foundation Life
                            Insurance Company & Freedom Life Insurance Company of
                            America and Reassurance Company of Hannover, effective
                            July 1, 1996 (incorporated by reference to Exhibit 10.34
                            to the Company's Quarterly Report on Form 10-Q for the
                            quarter ended September 30, 1996).
        12.1**           -- Statement of computation of ratios.
        21.1             -- List of Subsidiaries of Westbridge Capital Corp.
                            (incorporated by reference to Exhibit 21.1 to the
                            Company's Annual Report on Form 10-K for the year ended
                            December 31, 1996).
        23.1*            -- Consent of Price Waterhouse LLP.
        23.2*            -- Consent of Milbank, Tweed, Hadley & McCloy (included in
                            Exhibit 5.1).
        24.1**           -- Powers of Attorney (included on signature pages
                            previously filed).
        24.2**           -- Power of Attorney from Barry L. Stevens.

        25.1*            -- Statement of Eligibility and Qualification of Trustee
                            under Trust Indenture Act of 1939 (Form T-1) of First
                            Union National Bank.
        27.1**           -- Financial Data Schedule.

---------------


 * Filed herewith


** Previously filed

     (b) FINANCIAL STATEMENT SCHEDULES.

     II.  Condensed Financial Information of Registrant (included on page S-1).

     III. Supplementary Insurance Information (included on page S-4).

     IV. Reinsurance (included on page S-5).

     V.  Valuation and Qualifying Accounts and Reserves (included on page S-6).

ITEM 17. UNDERTAKINGS.

     1. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to its Certificate of Incorporation, By-Laws or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     2. For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     3. For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     4. The undersigned registrant hereby undertakes to file an application for the purposes of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on April 18, 1997.


                                            WESTBRIDGE CAPITAL CORP.

                                            By:     /s/ MARTIN E. KANTOR
                                              ----------------------------------
                                                      (Martin E. Kantor,
                                                    Chairman of the Board
                                                 and Chief Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                        TITLE                        DATE
                      ---------                                        -----                        ----

                /s/ MARTIN E. KANTOR                     Director, Chairman of the Board,      April 18, 1997
-----------------------------------------------------      and Chief Executive Officer
                 (Martin E. Kantor)                        (Principal Executive Officer)

                /s/ JAMES W. THIGPEN                     Director, President and Chief         April 18, 1997
-----------------------------------------------------      Operating Officer
                 (James W. Thigpen)

               /s/ PATRICK J. MITCHELL                   Executive Vice President, Chief       April 18, 1997
-----------------------------------------------------      Financial Officer and Treasurer
                (Patrick J. Mitchell)                      (Principal Financial and
                                                           Accounting Officer)

                          *                              Director                              April 18, 1997
-----------------------------------------------------
                (Marvin H. Berkeley)

                          *                              Director                              April 18, 1997
-----------------------------------------------------
                (Arthur W. Feinberg)

                          *                              Director                              April 18, 1997
-----------------------------------------------------
                (George M. Garfunkel)

                          *                              Director                              April 18, 1997
-----------------------------------------------------
                 (Peter J. Millock)

                          *                              Director                              April 18, 1997
-----------------------------------------------------
                 (Glenn O. Phillips)

                          *                              Director                              April 18, 1997
-----------------------------------------------------
               (Joseph C. Sibigtroth)

                          *                              Director                              April 18, 1997
-----------------------------------------------------
                 (Barry L. Stevens)

                          *                              Director                              April 18, 1997
-----------------------------------------------------
                  (Barth P. Walker)


*By:     /s/ JAMES W. THIGPEN
     -------------------------------
            James W. Thigpen
            Attorney-in-Fact

                                  SCHEDULE II

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                   WESTBRIDGE CAPITAL CORP. (PARENT COMPANY)

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                                 (IN THOUSANDS)

                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1996       1995       1994
                                                              -------    -------    -------

Net investment income.......................................  $    62    $    23    $    12
Intercompany income derived from:
  Interest on Surplus Certificates..........................       78         78        106
  Rental of leasehold improvements and equipment............  1,703..      1,597        658
Interest on advances to subsidiaries........................      192        182        170
Other income................................................      106        120         96
                                                              -------    -------    -------
                                                                2,141      2,000      1,042
                                                              -------    -------    -------
General and administrative expenses.........................    2,128      2,085        894
Taxes, licenses and fees....................................       90         97         35
Interest expense............................................    2,496      2,432      3,228
                                                              -------    -------    -------
                                                                4,714      4,614      4,157
                                                              -------    -------    -------
Loss before benefit for income taxes and equity in
  undistributed net earnings of subsidiaries................   (2,573)    (2,614)    (3,115)
  Benefit for income taxes..................................      432      1,427      1,228
                                                              -------    -------    -------
                                                               (2,141)    (1,187)    (1,887)
Equity in undistributed net earnings of subsidiaries........   10,402      6,918      8,312
                                                              -------    -------    -------
Net income before extraordinary item........................    8,261      5,731      6,425
Extraordinary loss from early extinguishment of debt, net of
  income tax benefit of $210................................       --        407         --
                                                              -------    -------    -------
          Net income........................................    8,261      5,324      6,425
Preferred stock dividends...................................    1,650      1,650      1,190
                                                              -------    -------    -------
Income applicable to common stockholders....................    6,611      3,674      5,235
Retained earnings at beginning of year......................   10,575      6,901      1,666
                                                              -------    -------    -------
Retained earnings at end of year............................  $17,186    $10,575    $ 6,901
                                                              =======    =======    =======

   The condensed financial information should be read in conjunction with the
                            Westbridge Capital Corp.
     December 31, 1996 consolidated financial statements and notes thereto.

                                  SCHEDULE II

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                   WESTBRIDGE CAPITAL CORP. (PARENT COMPANY)

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                             DECEMBER 31,
                                          ------------------
                                           1996       1995
                                          -------    -------
Assets:
  Cash and other short-term
     investments........................  $ 1,241    $ 1,446
  Investment in consolidated
     subsidiaries.......................   77,946     70,118
  Accrued investment income.............       50         34
  Leasehold improvements and equipment,
     net................................    1,100      1,387
  Other assets..........................    6,540      7,257
  Advances due from subsidiaries........    2,557      4,797
  Receivable from subsidiary on Surplus
     Certificate........................      777        777
                                          -------    -------
          Total Assets..................  $90,211    $85,816
                                          =======    =======
Liabilities:
  Senior subordinated notes, net........  $19,350    $19,264
  Note payable..........................    1,038        927
  Other liabilities.....................      991      1,130
  Payable to subsidiaries...............      929      1,690
                                          -------    -------
          Total Liabilities.............   22,308     23,011
                                          -------    -------
Redeemable Preferred Stock..............   20,000     20,000
                                          -------    -------
Stockholders' Equity:
  Common stock..........................      604        599
  Capital in excess of par value........   29,226     29,208
  Unrealized appreciation of investments
     carried at market value............    1,057      2,593
  Retained earnings.....................   17,186     10,575
                                          -------    -------
                                           48,073     42,975
                                          -------    -------
  Less: Aggregate shares held in
     treasury and investment by
     affiliate in Parent Company's
     common stock (28,600 shares at
     December 31, 1996 and 1995), at
     cost...............................     (170)      (170)
                                          -------    -------
          Total Stockholders' Equity....   47,903     42,805
                                          -------    -------
          Total Liabilities, Redeemable
           Preferred Stock and
           Stockholders' Equity.........  $90,211    $85,816
                                          =======    =======

   The condensed financial information should be read in conjunction with the
                            Westbridge Capital Corp.
     December 31, 1996 consolidated financial statements and notes thereto.

                                  SCHEDULE II

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                   WESTBRIDGE CAPITAL CORP. (PARENT COMPANY)

                            STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               1996        1995        1994
                                                             --------    --------    --------
Cash Flows From Operating Activities:
  Net income applicable to common stockholders.............  $  6,611    $  3,674    $  5,235
  Adjustments to reconcile net income to cash provided by
     (used for) operating activities:
     Equity in undistributed net income of subsidiaries....   (10,402)     (6,918)     (8,312)
     Accrued investment income.............................       (16)        (12)         87
     Advances due from subsidiaries........................     1,471       1,383       1,461
     Other liabilities.....................................      (138)         10         356
     Decrease (increase) in deferred income tax benefit....       356      (1,376)     (1,268)
     (Increase) decrease in deferred expenses..............       218        (137)     (1,726)
     Other.................................................       546         335         669
                                                             --------    --------    --------
          Net Cash Used For Operating Activities...........    (1,354)     (3,041)     (3,498)
                                                             --------    --------    --------
Cash Flows From Investing Activities:
  Acquisition of NFIC and AICT.............................        --          --     (20,178)
  Proceeds from investments sold and matured...............        --          --         100
  Proceeds from surplus certificate........................        --          --       1,000
  Notes receivable from related parties....................        --          --       1,381
  Additions to leasehold improvements and equipment, net of
     retirements...........................................      (165)       (703)       (911)
  Decrease in notes receivable.............................       158          --          --
  Investment in subsidiaries...............................     1,038          --       2,000
                                                             --------    --------    --------
          Net Cash Provided By (Used For) Investing
            Activities.....................................     1,031        (703)    (16,608)
                                                             --------    --------    --------
Cash Flows From Financing Activities:
  Issuance of redeemable preferred stock...................        --          --      20,000
  Retirement of subordinated debentures, due 1996..........        --     (25,000)         --
  Issuance of subordinated notes, due 2002.................        --      19,200          --
  Issuance of note payable.................................       103         927          --
  Issuance of common stock.................................       140      10,108         395
  Issuance of common stock warrants........................        --          74          --
  Purchase and cancellation of common stock................      (125)       (146)       (534)
                                                             --------    --------    --------
          Net Cash Provided By Financing Activities........       118       5,163      19,861
                                                             --------    --------    --------
          (Decrease) Increase in Cash and Short-Term
            Investments During the Year....................      (205)      1,419        (245)
     Cash and Short-Term Investments at Beginning of
       Year................................................     1,446          27         272
                                                             --------    --------    --------
     Cash and Short-Term Investments at End of Year........  $  1,241    $  1,446    $     27
                                                             ========    ========    ========

   The condensed financial information should be read in conjunction with the
                            Westbridge Capital Corp.
     December 31, 1996 consolidated financial statements and notes thereto.

                                  SCHEDULE III

                            WESTBRIDGE CAPITAL CORP.

                      SUPPLEMENTARY INSURANCE INFORMATION
                                 (IN THOUSANDS)

                                                                      Other
                                                                      Policy
                                             Deferred                 Claims                            Benefits   Amortization
                                              Policy       Future      and                    Net         and       of Policy
                                            Acquisition    Policy    Benefits   Premium    Investment    Claims    Acquisition
                 Segment                       Costs      Benefits   Payable    Revenue      Income     Expense       Costs
                 -------                    -----------   --------   --------   --------   ----------   --------   ------------
YEAR ENDED DECEMBER 31, 1996:
Insurance operations......................    $83,871     $54,204    $39,186    $156,780     $6,514     $94,187      $22,907
Fee and service income activities.........         --          --         --          --      1,784          --           --
Corporate (parent company)................         --          --         --          --        438          --           --
                                              -------     -------    -------    --------     ------     -------      -------
          Total...........................    $83,871     $54,204    $39,186    $156,780     $8,736     $94,187      $22,907
                                              =======     =======    =======    ========     ======     =======      =======
YEAR ENDED DECEMBER 31, 1995:
Insurance operations......................    $56,977     $46,620    $39,063    $120,093     $7,095     $70,465      $11,553
Fee and service income activities.........         --          --         --          --         --          --           --
Corporate (parent company)................         --          --         --          --        326          --           --
                                              -------     -------    -------    --------     ------     -------      -------
          Total...........................    $56,977     $46,620    $39,063    $120,093     $7,421     $70,465      $11,553
                                              =======     =======    =======    ========     ======     =======      =======
YEAR ENDED DECEMBER 31, 1994:
Insurance operations......................    $58,654     $62,862    $41,349    $ 98,703     $5,487     $53,623      $ 9,711
Fee and service income activities.........         --          --         --          --         --          --           --
Corporate (parent company)................         --          --         --          --        277          --           --
                                              -------     -------    -------    --------     ------     -------      -------
          Total...........................    $58,654     $62,862    $41,349    $ 98,703     $5,764     $53,623      $ 9,711
                                              =======     =======    =======    ========     ======     =======      =======


                                              Other
                                            Operating   Premiums
                 Segment                    Expenses    Written*
                 -------                    ---------   --------
YEAR ENDED DECEMBER 31, 1996:
Insurance operations......................   $16,385    $107,149
                                                        ========
Fee and service income activities.........    24,433
Corporate (parent company)................     4,637
                                             -------
          Total...........................   $45,455
                                             =======
YEAR ENDED DECEMBER 31, 1995:
Insurance operations......................   $23,533    $ 98,996
                                                        ========
Fee and service income activities.........    11,670
Corporate (parent company)................     4,615
                                             -------
          Total...........................   $39,818
                                             =======
YEAR ENDED DECEMBER 31, 1994:
Insurance operations......................   $22,688    $ 34,732
                                                        ========
Fee and service income activities.........     7,704
Corporate (parent company)................     3,976
                                             -------
          Total...........................   $34,368
                                             =======

---------------

* Premiums Written -- Amounts do not apply to life insurance.

                            WESTBRIDGE CAPITAL CORP.

                                  SCHEDULE IV

                                  REINSURANCE
                       (IN THOUSANDS, EXCEPT PERCENTAGES)

                                                                                         Percentage
                                                                   Assumed                   of
                                                      Ceded to      From                   Amount
                                            Gross       Other       Other       Net       Assumed
                                            Amount    Companies   Companies    Amount      to Net
                                           --------   ---------   ---------   --------   ----------
YEAR ENDED DECEMBER 31, 1996:
Life insurance in force..................  $ 86,978    $   --      $   --     $ 86,978         --
                                           ========    ======      ======     ========
Premiums:
  Life...................................  $    889    $   --      $   --     $    889         --
  Accident and health....................   155,952     4,063       4,002      155,891       2.57%
                                           --------    ------      ------     --------
          Total premiums.................  $156,841    $4,063      $4,002     $156,780       2.55%
                                           ========    ======      ======     ========
YEAR ENDED DECEMBER 31, 1995:
Life insurance in force..................  $ 43,441    $   --      $   --     $ 43,441         --
                                           ========    ======      ======     ========
Premiums:
  Life...................................  $    549    $   --      $   --     $    549         --
  Accident and health....................   112,444     2,811       9,911      119,544       8.29%
                                           --------    ------      ------     --------
          Total premiums.................  $112,993    $2,811      $9,911     $120,093       8.25%
                                           ========    ======      ======     ========
YEAR ENDED DECEMBER 31, 1994:
Life insurance in force..................  $ 21,814    $   --      $   --     $ 21,814         --
                                           ========    ======      ======     ========
Premiums:
  Life...................................  $    444    $   (1)     $   --     $    445         --
  Accident and health....................    92,192     1,781       7,847       98,258       7.99%
                                           --------    ------      ------     --------
          Total premiums.................  $ 92,636    $1,780      $7,847     $ 98,703       7.95%
                                           ========    ======      ======     ========

                                   SCHEDULE V

                            WESTBRIDGE CAPITAL CORP.

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                                 (IN THOUSANDS)

                                                                Additions
                                                   Balance at   Charged to                   Balance at
                                                   Beginning    Costs and     Deductions       End of
                                                   of Period     Expenses    (Charge Offs)     Period
                                                   ----------   ----------   -------------   ----------
YEAR ENDED DECEMBER 31, 1996:
Allowance for doubtful agents' balances..........    $1,187       $1,462         $(920)        $1,729
                                                     ======       ======         =====         ======
YEAR ENDED DECEMBER 31, 1995:
Allowance for doubtful agents' balances..........    $1,137       $   50         $  --         $1,187
                                                     ======       ======         =====         ======
YEAR ENDED DECEMBER 31, 1994:
Allowance for doubtful agents' balances..........    $1,133       $    4         $  --         $1,137
                                                     ======       ======         =====         ======

                               INDEX TO EXHIBITS

     The following exhibits are filed herewith. Exhibits incorporated by reference are indicated in the parentheses following the description.


        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
         1.1*            -- Form of Underwriting Agreement.
         3.1             -- Restated Certificate of Incorporation of Westbridge filed with the Secretary of State of Delaware on July 28, 1994
                            (incorporated by reference to Exhibit 3.1 to Amendment
                            No. 1 to the Company's Registration Statement No.
                            33-81380 on Form S-1).
         3.2             -- By-Laws of Westbridge, effective as of June 24, 1994
                            (incorporated by reference to Exhibit 3.2 to Amendment
                            No. 1 to the Company's Registration Statement No.
                            33-81380 on Form S-1).
         4.1*            -- Form of Indenture between Westbridge and First Union
                            National Bank, as Trustee, relating to the     %
                            Convertible Subordinated Notes, including form of
                            Convertible Subordinated Note.
         4.2             -- Specimen Certificate for Westbridge Common Stock
                            (incorporated by reference to Exhibit 4.1 to Amendment
                            No. 1 to the Company's Registration Statement No. 2-78200
                            on Form S-1).
         4.3             -- Indenture between Westbridge and Liberty Bank and Trust
                            Company of Oklahoma City, National Association, as
                            Trustee, relating to the 11% Senior Subordinated Notes
                            due 2002, including form of Senior Subordinated Note
                            (incorporated by reference to Exhibit 2 to the Company's
                            Form 8-A dated July 19, 1995).
         4.4*            -- Form of Underwriters' Warrant Agreement
         5.1*            -- Opinion of Milbank, Tweed, Hadley & McCloy regarding
                            legality of the Notes and the Common Stock.
        10.1             -- Westbridge Employee Incentive Stock Option Plan
                            (incorporated by reference to Exhibit 10.1 to Amendment
                            No. 1 to the Company's Registration Statement No. 2-78200
                            on Form S-1).
        10.2             -- Description of Cash Bonus Plan (incorporated by reference to the Company's Annual Report on Form 10-K for the year
                            ended December 31, 1988).
        10.3             -- Westbridge 1985 Stock Option Plan (incorporated by
                            reference to Exhibit 10.7 to the Company's Registration
                            Statement No. 33-3577 on Form S-1).
        10.4             -- Amendment No. 1 to the 1985 Employee Incentive Stock
                            Option Plan of Westbridge (incorporated by reference to
                            Exhibit 10.8 to the Company's Quarterly Report on Form
                            10-Q for the quarter ended March 31, 1986).
        10.5             -- Amendment No. 2 to the 1985 Employee Incentive Stock
                            Option Plan of Westbridge (incorporated by reference to
                            Exhibit 10.9 to the Company's Annual Report on Form 10-K
                            for the year ended December 31, 1987).
        10.6             -- Amendment No. 3 to the 1985 Employee Incentive Stock
                            Option Plan of Westbridge (incorporated by reference to
                            Exhibit 10.10 to the Company's Quarterly Report on Form
                            10-Q for the quarter ended September 30, 1988).
        10.7             -- Stockholders' Agreement dated April 2, 1988, by and among the Company and the other stockholders of LifeStyles
                            Marketing Group, Inc., named therein, as amended
                            (incorporated by reference to the Company's Annual Report
                            on Form 10-K for the year ended December 31, 1988).

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
        10.8             -- Supplement to General Agent's Agreement with Phillip D.
                            Elkins as amended on February 8, 1990 (incorporated by
                            reference to the Company's Annual Report on Form 10-K for
                            the year ended December 31, 1990).
        10.9             -- Assumption Reinsurance Agreement, dated June 20, 1991, by and among National Foundation Life Insurance Company and
                            Bankers Protective Life Insurance Company (incorporated
                            by reference to Exhibit 2 to the Company's Report on Form
                            8-K dated August 27, 1991).
        10.10            -- Assumption Reinsurance Agreement dated September 16,
                            1992, by and among National Foundation Life Insurance
                            Company and American Integrity Insurance Company
                            (incorporated by reference to Exhibit 2 of the Company's
                            Current Report on Form 8-K dated September 25, 1992).
        10.11            -- Westbridge 1992 Stock Option Plan (incorporated by
                            reference to Exhibit 28.4 to the Company's Registration
                            Statement No. 33-55192 on Form S-8).
        10.12            -- First Amendment to the 1992 Stock Option Plan
                            (incorporated by reference to the Company's Annual Report
                            on Form 10-K for the year ended December 31, 1992).
        10.13            -- Second Amendment to the 1992 Stock Option Plan
                            (incorporated by reference to Exhibit 10.21 to Amendment
                            No. 1 to the Company's Registration Statement No.
                            33-31830 on Form S-1).
        10.14            -- Preferred Stock Purchase Agreement dated as of April 1,
                            1994 by and between Westbridge Capital Corp. and each of
                            the purchasers named on the signature pages thereto
                            (incorporated by reference to Exhibit 10.1 to the
                            Company's Current Report on Form 8-K dated April 26,
                            1994).
        10.15            -- Amended and Restated Receivables Purchase and Sale
                            Agreement dated as of November 14, 1996 between National
                            Foundation Life Insurance Company, National Financial
                            Insurance Company, American Insurance Company of Texas,
                            Freedom Life Insurance Company of America and Health
                            Care-One Insurance Agency, Inc., and Westbridge Funding
                            Corporation (incorporated by reference to Exhibit 10.15
                            to the Company's Annual Report on Form 10-K for the year
                            ended December 31, 1996).
        10.16            -- Non-Insurance Company Sellers Receivables Purchase and
                            Sale Agreement dated as of November 14, 1996 between
                            Health Care-One Insurance Agency, Inc., Health Care-One
                            Marketing Group, Inc., LSMG, Inc., Senior Benefits of
                            Texas, Inc. and Westbridge Marketing Corporation and
                            Westbridge Funding Corporation (incorporated by reference
                            to Exhibit 10.16 to the Company's Annual Report on Form
                            10-K for the year ended December 31, 1996).
        10.17            -- Credit Agreement dated as of December 28, 1995 between
                            Westbridge Funding Corporation and Fleet National Bank of
                            Connecticut (incorporated by reference to Exhibit to the
                            Company's Annual Report on Form 10-K for the year ended
                            December 31, 1995).
        10.18            -- First Amendment and Waiver to the Credit Agreement, dated as of May 17, 1996, between Westbridge Funding
                            Corporation and Fleet National Bank (incorporated by
                            reference to Exhibit 10.18 to the Company's Annual Report
                            on Form 10-K for the year ended December 31, 1996).
        10.19            -- Second Amendment and Waiver to the Credit Agreement,
                            dated as of November 14, 1996, between Westbridge Funding
                            Corporation and Fleet National Bank (incorporated by
                            reference to Exhibit 10.19 to the Company's Annual Report
                            on Form 10-K for the year ended December 31, 1996).

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
        10.20            -- Guaranty Agreement dated as of December 28, 1995 by
                            Westbridge Capital Corp. In favor of Fleet National Bank
                            of Connecticut (incorporated by reference to Exhibit
                            10.19 to the Company's Annual Report on Form 10-K for the
                            year ended December 31, 1995).
        10.21            -- First Amendment to the Guaranty Agreement, dated as
                            November 14, 1996, by Westbridge Capital Corp. in favor
                            of Fleet National Bank (incorporated by reference to
                            Exhibit 10.21 to the Company's Annual Report on Form 10-K
                            for the year ended December 31, 1996).
        10.22            -- Security Agreement dated as of December 28, 1995 by
                            Westbridge Funding Corporation for the benefit of Fleet
                            National Bank of Connecticut (incorporated by reference
                            to Exhibit 10.20 to the Company's Annual Report on Form
                            10-K for the year ended December 31, 1995).
        10.23            -- Westbridge Capital Corp. 10% Senior Note Due 2002 dated
                            December 22, 1995 (incorporated by reference to Exhibit
                            10.21 to the Company's Annual Report on Form 10-K for the
                            year ended December 31, 1995).
        10.24            -- Warrant to Purchase Common Stock of Westbridge Capital
                            Corp. dated December 22, 1995 (incorporated by reference
                            to Exhibit 10.22 to the Company's Annual Report on Form
                            10-K for the year ended December 31, 1995).
        10.25            -- Master General Agent's Contract by and between American
                            Insurance Company of Texas and National Farm & Ranch
                            Group, Inc., effective the 1st day of September, 1994
                            (incorporated by reference to Exhibit 10.25 to Amendment
                            No. 2 to the Company's Registration Statement No.
                            33-81380 on Form S-1, as filed on August 9, 1996).
        10.26            -- Master General Agent's Contract by and between National
                            Financial Insurance Company and National Farm & Ranch
                            Group, Inc., effective as of the 1st day of June, 1995
                            (incorporated by reference to Exhibit 10.26 to Amendment
                            No. 2 to the Company's Registration Statement No.
                            33-81380 on Form S-1, as filed on August 9, 1996).
        10.27            -- Master General Agent's Contract by and between National
                            Foundation Life Insurance Company and National Farm &
                            Ranch Group, Inc., effective as of the 1st day of
                            September, 1994 (incorporated by reference to Exhibit
                            10.27 to Amendment No. 2 to the Company's Registration
                            Statement No. 33-81380 on Form S-1, as filed on August 9,
                            1996).
        10.28            -- Master General Agent's Contract by and between American
                            Insurance Company of Texas and Cornerstone National
                            Marketing Corporation, effective as of the 19th day of
                            October, 1994 (incorporated by reference to Exhibit 10.28
                            to Amendment No. 2 to the Company's Registration
                            Statement No. 33-81380 on Form S-1, as filed on August 9,
                            1996).
        10.29            -- Master General Agent's Contract by and between National
                            Financial Insurance Company and Cornerstone National
                            Marketing Corporation, effective as of the 19th day of
                            October, 1994 (incorporated by reference to Exhibit 10.29
                            to Amendment No. 2 to the Company's Registration
                            Statement No. 33-81380 on Form S-1, as filed on August 9,
                            1996).
        10.30            -- Master General Agent's Contract by and between National
                            Foundation Life Insurance Company and Cornerstone
                            National Marketing Corporation, effective as of the 19th
                            day of October, 1994 (incorporated by reference to
                            Exhibit 10.30 to Amendment No. 2 to the Company's
                            Registration Statement No. 33-81380 on Form S-1, as filed
                            on August 9, 1996).

         10.31            -- Master General Agent's Contract by and between Freedom Life Insurance Company of
                             America and John P. Locke, d.b.a. 1ST MILLION, dated the 31st day of May 1996
                             (incorporated by reference to Exhibit 10.31 to Amendment No. 2 to the Company's
                             Registration Statement No. 33-81380 on Form S-1, as filed on August 9, 1996).
         10.32            -- Westbridge Capital Corp. 1996 Restricted Stock Plan (incorporated by reference to the
                             Company's Proxy Statement for the Annual Meeting of Stockholders of the Company held on
                             May 30, 1996).
         10.33            -- Form of Pledge Agreement between Westbridge Capital Corp. and Fleet National Bank of
                             Connecticut (incorporated by reference to Exhibit 10.33 to Amendment No. 2 to the
                             Company's Registration Statement No. 33-81380 on Form S-1, as filed on August 9, 1996).
         10.34            -- Reinsurance Agreement between National Foundation Life Insurance Company & Freedom Life
                             Insurance Company of America and Reassurance Company of Hannover, effective July 1,
                             1996 (incorporated by reference to Exhibit 10.34 to the Company's Quarterly Report on
                             Form 10-Q for the quarter ended September 30, 1996).
         12.1**           -- Statement of computation of ratios.
         21.1             -- List of Subsidiaries of Westbridge Capital Corp. (incorporated by reference to Exhibit
                             21.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).
         23.1*            -- Consent of Price Waterhouse LLP.
         23.2*            -- Consent of Milbank, Tweed, Hadley & McCloy (included in Exhibit 5.1).
         24.1**           -- Powers of Attorney (included on signature pages previously filed).
         24.2**           -- Power of Attorney from Barry L. Stevens.
         25.1*            -- Statement of Eligibility and Qualification of Trustee under Trust Indenture Act of 1939
                             (Form T-1) of First Union National Bank.
         27.1**           -- Financial Data Schedule.


---------------


 * Filed herewith


** Previously filed